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                                                                    EXHIBIT 99.1

                   LENOX Capital Group, LLC Robert J. Levenson

          One Meadowlands Plaza Suite 801 * East Rutherford, NJ 07073 *
                              Phone: 201.935.7200 *
                                Fax: 201.935.7275
                             email: bobl@lenoxvp.com

September 22, 2005

Michael M. Goldberg, M.D.
Chairman and Chief Executive Officer
Emisphere Technologies, Inc.
765 Old Saw Mill River Road
Tarrytown, New York 10591-6715

Dear Michael:

I am hereby notifying you of my resignation from the Emisphere Board of Directors, effective immediately. As you know, we've previously discussed this possibility, which I have contemplated. I have concluded that now is the appropriate time, given the significant increased demands on my time due to the complexities of the situation at Emisphere and the growing tension between me and certain other Board members arising from disagreements on business judgments. This, as well as the demands due to a change of my primary residence to Florida, makes this decision appropriate. In light of these circumstances, I believe, and hope you will agree, that my resignation is in the Company's best interest.

Sincerely,

Robert J. Levenson